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                                                                    Exhibit 4.4


                   PROGRESSIVE TELECOMMUNICATIONS CORPORATION

                         REGISTRATION RIGHTS AGREEMENT


         AGREEMENT made this ____ day of ________________, 1999 by and between Progressive Telecommunications Corporation, a Nevada corporation, having an address at 601 Cleveland Street, Suite 930, Clearwater, Florida 33755 (the "Company"), and _______________ _________________having an address at
___________________________________________, (the "Holder").

                              W I T N E S S E T H:

         WHEREAS, the Company has issued to the Holder Units (the "Units") consisting of shares of Common Stock (the "Common Stock") and Warrants to purchase shares of the Company's Common Stock (the "Warrants").

         NOW THEREFORE, in consideration of the agreements set forth herein the parties agree as follows:

1.       CERTAIN DEFINITIONS.

         As used in this Agreement, the following terms shall have the following respective meanings:

         "Commission" means the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

         "Registration Statement" means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

         "Registration Expenses"  means the expenses described in paragraph 4.

         "Registrable Shares" means the Shares of Common Stock which are part of the Units and which maybe issued to Holder upon the exercise of the Warrants, and, any other shares of Common Stock of the Company issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events) or upon exercise of such Warrant; provided, however, that shares of Common Stock which are Registrable Shares shall




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cease to be Registrable Shares upon any sale pursuant to a Registration
Statement, Section 4(1) of the Securities Act or Rule 144 under the Securities Act.

         "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may from time to time, be in effect.

2.       REGISTRATION.

         (a) When the Company proposes to file a Registration Statement for a public offering, it will, prior to such filing, give written notice to the Holder of its intention to do so and, upon the written request of the Holder given within twenty (20) days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Company shall cause all Registrable Shares which the Company has been requested by the Holder to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended method of distribution specified in the request of such Holder; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this paragraph 2 without obligation to the Holder. The foregoing rights shall expire and have no effect on any Registration Statement filed after December 31, 2000.

         (b) The Holder's rights under this paragraph shall be subject of the limitation that, in the event that the Company files a Registration Statement for an underwritten public offering or if another Holder initiates a Registration, intending to distribute their Shares in an Underwritten Offering, the inclusion of the Registrable Shares shall be upon the condition that: (i) if requested by the managing underwriter as a condition of the offering, they be sold through the underwriters on the same terms and conditions as are applicable to the Company or all other selling stockholders of the Company; or
(ii) if such condition is imposed by the managing underwriter, and the Holder does not wish to sell the Registrable Shares upon such terms and conditions, the Holder will agree not to transfer or otherwise dispose of any Registrable Shares for a period of time from the effective date of the Registration Statement (not to exceed 120 days) specified by the managing underwriter.

         (c) All registration rights under this paragraph 2, shall terminate on December 31, 2000.

3.       REGISTRATION PROCEDURES.

         The Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any of the Registrable Shares under the Securities Act, and the Company shall:

         (a) file with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become and remain effective;




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         (b) as expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective for a period of not less than nine months from the effective date;

         (c) as expeditiously as possible furnish to Holder such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the selling Stockholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the selling Stockholder and promptly notify the selling stockholder at any time when a prospectus is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus would include an untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

         (d) as expeditiously as possible use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the selling Stockholders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the selling Stockholders to consummate the public sale or other disposition in such states of the Registrable Shares owned by the selling Stockholder; provided, however, that the Company shall not be required in connection with this paragraph (d) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

         If the Company has delivered preliminary or final prospectuses to the Holder and, after having done so, the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the Holder and, if requested, the Holder shall immediately cease making offers of Registrable Shares and return all prospectuses to the Company. The Company shall promptly provide the Holder with revised prospectuses and, following receipt of the revised prospectuses, the Holder shall be free to resume making offers of the Registrable Shares.

4.       ALLOCATION OF EXPENSES.

         The Company will pay all Registration Expenses of all registrations under this Agreement; provided, however, that if a registration is withdrawn at the request of the Holder (other than as a result of information concerning the business or financial condition of the Company which is made known to the Holder after the date on which such registration was requested), the Holder shall pay the portion of Registration Expenses in the proportion that the market value of their Registrable Shares included in such registration bear to all of securities included therein. For purposes of this Section, the term "Registration Expenses" shall mean all expenses incurred by the Company in complying with this Agreement, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and disbursements of counsel for the Company state Blue Sky fees and expenses, and the expense of




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any special audits incident to or required by any such registration, but excluding underwriting discounts, selling commissions and the fees and expenses of Holder's own counsel.

5.       INDEMNIFICATION.

         In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the seller of such Registrable Shares, and its directors and officers, each underwriter of such Registrable Shares, and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, in so far as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, and any document incorporated therein by reference or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse such seller, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such seller, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such seller, underwriter or controlling person specifically for use in the preparation thereof.

         In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each seller of Registrable Shares, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriters or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such seller, specifically for




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use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; provided, however, that the obligations of such Stockholders hereunder shall be limited to an amount equal to the proceeds to each Stockholder of Registrable Shares sold as contemplated herein.

         Each party entitled to Indemnification under this paragraph 5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; providing, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement. The Indemnified party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

6.       INDEMNIFICATION WITH RESPECT TO UNDERWRITTEN OFFERING.

         In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering pursuant to paragraph 2, the Company agrees to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary covenants and agreements to be performed by such issuer, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering.

7.       INFORMATION BY HOLDER.

         The Holder shall furnish to the Company such information regarding such holder and the distribution proposed by such holder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

8.       SELECTION OF UNDERWRITER.

         In the case of any registration effected pursuant to this Agreement, the Company shall have the right to designate the managing underwriter in any underwritten offering.




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9.       SUCCESSORS AND ASSIGNS.

         The provisions of this Agreement shall be binding upon, and inure to the benefit of, the respective successors, assigns, heirs, executors and administrators of the parties hereto.

10.      FURTHER ASSURANCES.

         From and after the date hereof, all persons subject to or bound by this Agreement shall from time to time, at the request of any such other person and without further consideration, do, execute and deliver, or cause to be done, executed and delivered, all such further acts, things and instruments as may reasonably be requested or required more effectively to evidence and give effect to the provisions, intent and purposes of this Agreement (including, without limitation, certificates to the effect that this Agreement continues operative and as to any defaults hereunder or modifications hereof).

11.      NOTICE.

         All notices, requests, demands, offerings, acceptances, consents and other communications required or permitted under this Agreement shall, unless otherwise provided, be in writing and shall be deemed to have been duly given if personally delivered and actually received or if mailed by first class registered or certified mail, return receipt requested, or by first class mail, addressed to the parties hereto at their respective addresses set forth on the first page of this Agreement or in each case to such other person or address as may be designated by notice hereunder. Any such notice, etc. shall be deemed given on the date of delivery, if delivered, or on the fifth day after the date of mailing, if mailed.

12.      GOVERNING LAW; INTERPRETATION.

         (a) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida applicable to contracts made and to be performed exclusively therein as to all matters, without reference to the conflicts of law provision thereof.

         (b) All pronouns and words shall be read in appropriate number and gender, the masculine, feminine and neuter shall be interpreted interchangeably and singular shall include the plural and vice versa, as the circumstances may require.

13.      SUBMISSION TO JURISDICTION.

         Each of the parties hereto irrevocably submits to the non-exclusive jurisdiction of the federal and state courts located in the State of Florida.







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         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals to this instrument, as of the date first above written.


                                      PROGRESSIVE TELECOMMMUNICATIONS
                                      CORPORATION


                                      By:
                                         --------------------------------------
                                         Barry L. Shevlin, CEO


                                      HOLDER:


                                      By:
                                         ---------------------------------------
                                         Name:

















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